As filed with the Securities and Exchange Commission on September 29, 1995
                                               Registration No. 33-
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                ----------

                                 FORM S-8

                                ----------

                          Registration Statement
                                 Under the
                          Securities Act of 1933


                   MERRY LAND & INVESTMENT COMPANY, INC.
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          (Exact Name of Registrant as Specified in Its Charter)

              Georgia                                   58-0961876
--------------------------------             ------------------------------
(State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation Organization)                        Identification No.)

                              624 Ellis Street
                              Augusta, Georgia
                                706/722-6756                          30901
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                  (Address of Principal Executive Offices)       (Zip Code)

                    1995 STOCK OPTION AND INCENTIVE PLAN
---------------------------------------------------------------------------
                          (Full Title of the Plan)

                              W. Hale Barrett
                                 Secretary
                   Hull, Towill, Norman & Barrett, P.C.
                  7th Floor, Trust Company Bank Building
                               P.O. Box 1564
                        Augusta, Georgia 30903-1564
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                  (Name and Address of Agent For Service)

                               (706)722-4481
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        (Telephone Number, Including Area Code, of Agent For Service)


                       CALCULATION OF REGISTRATION FEE
===========================================================================
                                       Proposed      Proposed
                                       Maximum        Maximum
        Title of                       Offering     Aggregate
       Securities          Amount       Price        Offering     Amount of
          to be            to be      Per Share       Price      Registration
       Registered        Registered      <F1>          <F1>          Fee
---------------------------------------------------------------------------
       Common Stock,
     without par value    1,299,000    $21.5625    $28,009,688     $9,659
===========================================================================

<F1> Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $21.5625 based on the average of the high ($21.75) and low ($21.375) sales prices for the Common Stock as traded on the New York Stock Exchange on September 26, 1995.
===========================================================================

                                   PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Documents by Reference.

   The following documents are incorporated herein by reference:

        (a) the registrant's annual report on Form 10-K for the fiscal year ended December 31, 1994;

        (b)  the registrant's current reports on Form 8-K/A filed on

                  (i) January 24, 1995 amending the Company's current report on Form 8-K filed on November 3, 1994;
                  (ii) February 7, 1995 amending the Company's current report on Form 8-K filed on August 15, 1994;
                  (iii) June 21, 1995 amending the Company's current report on Form 8-K filed on June 19, 1995; and
                  (iv) September 18, 1995 amending the Company's current report on Form 8-K filed on April 28, 1995.

        (c)  the registrant's current reports on Form 8-K filed on

                  (i)       February 14, 1995;
                  (ii)      March 13, 1995;
                  (iii)     June 8, 1995;
                  (iv)      June 19, 1995;
                  (v)       June 23, 1995;
                  (vi)      July 14, 1995;
                  (vii)     September 1, 1995; and
                  (viii)    September 14, 1995.

        (d) the registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

        (e) the description of the registrant's Common Stock contained in its registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c) 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

   Not applicable.

Item 5. Interests of Named Experts and Counsel.

   Not applicable.

Item 6. Indemnification of Directors and Officers.

   The Registrant's Articles of Incorporation contain the following provisions:

   (a) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted by the Georgia Business Corporation Code or any successor law.

   (b) Any repeal or modification of Section 11 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

   The Registrant's By-laws include the following indemnification provisions:

   (a) The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (by reason of the fact that he is or was a director of the corporation (as used in this Article VII, "director" shall have the meaning set forth in O.C.G.A. (S) 14-2-850(2)), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   No indemnification under this subsection (a) shall be made:

        (i) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

        (ii) In connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.

   (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; no indemnification under this subsection (b) shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, or is subjected to injunctive relief in favor of the corporation:

        (i) For any appropriation, in violation of his duties, of any business opportunity of the corporation;

        (ii) For acts or omissions which involve intentional misconduct or a knowing violation of law;

        (iii)     For the types of liability set forth in Code Section
                  14-2-832; or

        (iv) For any transaction from which he received an improper personal benefit, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper (see amendment to articles of incorporation dated May 3, 1988).

   (c) To the extent that a director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (d) Any indemnification under paragraphs (a) and (b) of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if a quorum cannot be obtained under paragraph (1) of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (3) by special legal counsel:
(a) selected by the board of directors of its committee in the manner prescribed in paragraph (1) or (2) of this subsection; or (b) if a quorum of the board of directors cannot be obtained under paragraph (1) of this subsection and a committee cannot be designated under paragraph (2) of this subsection, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination; (5) authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness or expenses shall be made in the same manner as the determination that indemnification is permissible; except that if the determination is made by special legal counsel, authorization or indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) above to select counsel.

   (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding only if:

        (i) The director furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

        (ii) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Code section.

   (f) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of the shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen
(15) months from the date of such payment, send (by personal delivery or first class mail, or such other means as is authorized by O.C.G.A. Section 14-2-113) to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

   (g) For purposes of this Article, reference to "the corporation" shall be as defined in Section 14-2-850 O.C.G.A.

   (h) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when a director's term is terminated, continue as to a person who has ceased to be a director, and shall inure to the benefit of the heirs, executors and administrator of such a person.

Item 7. Exemption from Registration Claimed.

   Not applicable.

Item 8. Exhibits.

  4.1.1        --     Articles of Incorporation (filed as Exhibit 3(i) to the
                      Company's Annual Report on Form 10-K for the year ended
                      December 31, 1993 and incorporated by reference herein)

  4.1.2        --     Articles of Amendment to Articles of Incorporation (filed
                      as Exhibit 1 to the registrant's report on Form 8-K/A filed January 24, 1995 amending the Company's report on Form 8-K filed on November 3, 1994, and incorporated by reference herein)

  4.2          --     Bylaws (filed as Exhibit 3(ii) to the Company's Annual
                      Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference herein)

  4.3          --     Specimen Common Stock Certificate (filed as Exhibit 4(f)
                      to the registrant's shelf registration statement on Form
                      S-3 filed February 9, 1995, registration number 33-57453, and incorporated by reference herein)

  5            --     Opinion of Hull, Towill, Norman & Barrett, P.C.

  23.1         --     Consent of Arthur Andersen LLP

  23.2         --     Consent of Hull, Towill, Norman & Barrett, P.C. (included
                      in Exhibit 5)

  24           --     Power of Attorney (see signature page)

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); and

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ==============================
                             Signature Blocks on
                               Following Page
                       ==============================

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of Georgia, on September 26, 1995.

MERRY LAND & INVESTMENT
COMPANY, INC.



BY:       /S/
-----------------------
   W. Tennent Houston
    As Its President

                              POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of the Registrant hereby constitutes PETER S. KNOX III and W. TENNENT HOUSTON, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

              SIGNATURE              TITLE AND CAPACITY      DATE SIGNED
              ---------              ------------------      -----------

                                      Chairman of the
                                         Board and
                                      Chief Executive
                 /S/        (L.S.)         Officer
--------------------------------                               9/26/95
          Peter S. Knox III

                                        President and
                                       Chief Financial
                 /S/        (L.S.)         Officer
--------------------------------                               9/26/95
        W. Tennent Houston


                                        Secretary and
                 /S/        (L.S.)       Director
--------------------------------                               9/26/95
           W. Hale Barrett



                 /S/        (L.S.)       Director
--------------------------------                               9/26/95
          Pierce Merry, Jr.



                 /S/        (L.S.)       Director
--------------------------------                               9/26/95
         Hugh Calvin Long II



                 /S/        (L.S.)      Controller
--------------------------------                               9/26/95
         Ronald J. Benton

                               EXHIBIT INDEX

(Exhibits described in Item 8 and not listed in this index are incorporated by reference.)

                                                                Sequentially
                                                                  Numbered
 Exhibit                        Document                           Page
 -------                        --------                       ------------
  4.1.1   Articles of Incorporation (filed as Exhibit 3(i)           N/A
          to the Company's Annual Report on Form 10-K for
          the year ended December 31, 1993 and incorporated
          by reference herein)

  4.1.2   Articles of Amendment to Articles of Incorporation         N/A
          (filed as Exhibit 1 to the registrant's report on
          Form 8-K/A filed January 24, 1995 amending the
          Company's report on Form 8-K filed on November 3, 1994,
          and incorporated by reference herein)

   4.2    Bylaws (filed as Exhibit 3(ii) to the Company's            N/A
          Annual Report on Form 10-K for the year ended
          December 31, 1993 and incorporated by reference
          herein)

   4.3    Specimen Common Stock Certificate (filed as                N/A
          Exhibit 4(f) to the registrant's shelf
          registration statement on Form S-3 filed
          February 9, 1995, registration number 33-57453,
          and incorporated by reference herein)

   5      Opinion of Hull, Towill, Norman & Barrett, P.C.

 23.1     Consent of Arthur Andersen LLP

 23.2     Consent of Hull, Towill, Norman & Barrett, P.C.
          (included in Exhibit 5)

  24      Power of Attorney (see signature page)
